UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2022

SANA BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39941	83-1381173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

188 East Blaine Street, Suite 400

Seattle, Washington 98102

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (206) 701-7914

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SANA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On November 29, 2022, Sana Biotechnology, Inc. (“Sana”) issued a press release announcing a portfolio prioritization and corporate restructuring designed to optimize development of its programs at or nearing clinical development, to continue investments in its core research platforms and innovation, and to maintain a strong balance sheet with an expected cash runway into 2025. As part of the prioritization and restructuring, Sana will reduce its workforce by approximately 15% by the end of 2022.

In connection with the restructuring, Sana anticipates it will incur approximately $7.9 million of cash-based expenses related to employee severance, benefits and related costs, primarily in the fourth quarter of 2022, when it anticipates that the restructuring will be substantially complete. In addition, Sana expects to record a non-cash stock-based compensation charge of approximately $2.2 million related to modification of equity awards for employees impacted by the restructuring. Sana’s estimate of the stock-based compensation charge related to equity compensation for employees is subject to several assumptions. Sana will file an amended Current Report on Form 8-K if amounts differ materially from these estimates.

A copy of the press release is filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Current Report on Form 8-K (this “Current Report”).

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding (i) expectations regarding the effect of the restructuring on Sana’s cash runway, (ii) the scope and the timing of the restructuring, and (iii) the scope and timing of expected charges for employee severance and benefits and other costs related to the restructuring, which are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. For a discussion of these risks and uncertainties, and other important factors, any of which could cause Sana’s actual results to differ from those contained in the forward-looking statements, see the discussions of potential risks, uncertainties and other important factors in Sana’s Annual Report on Form 10-K for the year ended December 31, 2021, and in subsequent filings with the SEC. Forward-looking statements in this Current Report are made as of the date of this Current Report and Sana undertakes no duty to update any such statements unless required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Sana Biotechnology, Inc. dated November 29, 2022.

104	Inline XBRL for the cover page of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANA BIOTECHNOLOGY, INC.

Date: November 29, 2022	By:	/s/ Bernard Cassidy
Bernard Cassidy
Executive Vice President and General Counsel

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